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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Surmodics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SURMODICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of SurModics, Inc. will be held on January 31, 2005, at 4:00 p.m. (Minneapolis time), at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, for the following purposes:

1.	To set the number of directors at nine (9).

2.	To elect Class III directors.

3.	To approve the amendment of the Company’s 2003 Equity Incentive Plan to increase the shares available for issuance under the Plan by 1,800,000.

4.	To consider and act upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

     Only shareholders of record at the close of business on December 10, 2004 are entitled to notice of and to vote at the meeting or any adjournment thereof.

     Your vote is important. We ask that you complete, sign, date and return the enclosed Proxy in the envelope provided for your convenience. The prompt return of Proxies will save the Company the expense of further requests for Proxies.

BY ORDER OF THE BOARD OF DIRECTORS

Dale R. Olseth
Chairman and Chief Executive Officer

Eden Prairie, Minnesota
December 17, 2004

OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS
MANAGEMENT SHAREHOLDINGS
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES RESERVED
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
SHAREHOLDER PROPOSALS
ANNUAL REPORT
EXHIBITS TO FORM 10-K
Appendix A
Appendix B

SURMODICS, INC.

Annual Meeting of Shareholders
January 31, 2005

PROXY STATEMENT

INTRODUCTION

     Your Proxy is solicited by the Board of Directors of SurModics, Inc. (“the Company”) for use at the Annual Meeting of Shareholders to be held on January 31, 2005, at the location and for the purposes set forth in the notice of meeting, and at any adjournment or postponement thereof.

     The cost of soliciting Proxies, including the preparation, assembly and mailing of the Proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit Proxies personally or by telephone.

     Any shareholder giving a Proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company, by filing a new written Proxy with an officer of the Company or by voting at the meeting. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting. Proxies not revoked will be voted in accordance with the choices specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies that are signed but which lack any such specification will, subject to the following, be voted in favor of the proposal set forth in the Notice of Meeting and in favor of the slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a “non-vote” Proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote Proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

     The mailing address of the principal executive office of the Company is 9924 West 74th Street, Eden Prairie, Minnesota 55344. The Company expects that this Proxy Statement, the related Proxy and notice of meeting will first be mailed to shareholders on or about December 17, 2004.

OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed December 10, 2004, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on December 10, 2004, 17,605,796 shares of the Company’s Common Stock were issued and outstanding. Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS

     The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock as of December 10, 2004. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

Name and Address of	Number of Shares		Percent of
Beneficial Owner	Beneficially Owned		Class (1)
Dale R. Olseth	1,359,300	(2)	7.7%
9924 West 74th Street
Eden Prairie, MN 55344

David A. Koch	1,061,820	(3)	6.0%
9924 West 74th Street
Eden Prairie, MN 55344

(1)	Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of December 10, 2004, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group of which such individual is a member.

(2)	Includes 5,000 shares held by Mr. Olseth’s wife, 65,300 shares that may be acquired upon exercise of stock options which are exercisable as of December 10, 2004 or within 60 days of such date.

(3)	Includes 53,600 shares which may be acquired by Mr. Koch upon exercise of stock options that are exercisable as of December 10, 2004 or within 60 days of such date, 62,000 shares held by the Greycoach Foundation, over which Mr. Koch has shared voting and investment power, and 172,000 shares held by a Trust for the benefit of Mr. Koch’s wife and children, over which Mr. Koch has shared voting and investment power.

MANAGEMENT SHAREHOLDINGS

     The following table sets forth the number of shares of Common Stock beneficially owned as of December 10, 2004, by each executive officer of the Company named in the Summary Compensation table, by each current director and nominee for director of the Company and by all directors and executive officers (including the named executive officers) as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the shares indicated.

				Aggregate
				Number of
				Common
				Shares
Name of Beneficial Owner	Current		Acquirable	Beneficially	Percent of
or Identity of Group	Holdings		within 60 days	Owned	class (1)
Dale R. Olseth	1,294,000	(2)	65,300	1,359,300	7.7%
David A. Koch	1,008,200	(3)	53,600	1,061,820	6.0%
Kendrick B. Melrose	254,764	(4)	53,600	308,364	1.7%
Lise W. Duran, Ph.D.	41,191	(5)	29,944	71,135	*
Bruce J Barclay	40,000		10,000	50,000	*
John A. Meslow	28,000		15,000	43,000	*
Kenneth H. Keller, Ph.D.	10,800		30,600	41,400	*
Steven J. Keough	10,000		7,000	17,000	*
Gerald B. Fischer	10,950		4,600	15,550	*
Philip D. Ankeny	10,519		5,000	15,519	*
Jose H. Bedoya	—		4,400	4,400	*
John W. Benson	—		4,200	4,200	*
All officers and directors as a group (18 persons)	2,786,320		342,524	3,128,844	17.4%

*	Less than 1%

(1)	See footnote (1) to preceding table.

(2)	See footnote (2) to preceding table.

(3)	See footnote (3) to preceding table.

(4)	Includes 29,893 shares held by the Kendrick B. Melrose Family Foundation, over which Mr. Melrose has shared voting and investment power, and 272 shares held in accounts for his minor grandchildren for which accounts he is the custodian and has sole voting and investment power over such shares.

(5)	Represents shares owned jointly by Dr. Duran and her husband.

ELECTION OF DIRECTORS
(Proposals #1 and #2)

General Information

     The Bylaws of the Company provide that the number of directors, which shall not be less than three, shall be determined by the shareholders. The Company’s Nominating Committee and Board of Directors have recommended that the number of directors continue to be set at nine (9). The Bylaws also provide for the election of three classes of directors with terms staggered so as to require the election of only one class of directors each year. Only directors who are members of Class III will be elected at the Annual Meeting. The Class III directors will be elected to a three-year term and, therefore, will hold office until the Company’s 2008 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. The terms of Class I and II directors continue until 2006 and 2007, respectively.

     The Nominating Committee recommended and the Board of Directors selected Dale R. Olseth, Kenneth H. Keller, and David A. Koch as the Board’s nominees for re-election as Class III directors. Each Proxy will be voted for each of such nominees unless the Proxy withholds a vote for one or more nominees. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee as is recommended or selected by the Nominating Committee and the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve. Under applicable Minnesota law, approval of the proposal to set the number of directors at nine (9) requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by Proxy at the Annual Meeting with authority to vote on such matter, but not less than the affirmative vote of 4,401,450 shares, and the election of each Class III director requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

     The following information is provided with respect to each director nominee as well as each director whose term continues after the Annual Meeting:

Name	Age	Position with Company
Dale R. Olseth	74	Chairman and Chief Executive Officer
Bruce J Barclay	48	President and Chief Operating Officer
John W. Benson (1)(4)	60	Director
Jose H. Bedoya (1)(4)	48	Director
Gerald B. Fischer (2)(3)(4)	61	Director
Kenneth H. Keller, Ph.D. (1)(2)(4)	70	Director
David A. Koch (1)(2)(4)	74	Director
Kendrick B. Melrose	64	Director
John A. Meslow (1)(4)	65	Director

(1)	Member of the Organization and Compensation Committee, for which Mr. Meslow is the Chairman.

(2)	Member of the Audit Committee, for which Mr. Fischer is the Chairman.

(3)	The Board of Directors has determined that Mr. Gerald B. Fischer qualifies as an “audit committee financial expert” under federal securities laws.

(4)	Member of the Nominating Committee, for which Mr. Keller is the Chairman.

     Dale R. Olseth (Class III) joined the Company in 1986 as its President (which position he held until 1998), Chief Executive Officer and a director, and has served as Chairman of the Board since 1988. Mr. Olseth also serves on the Board of Directors of The Toro Company, and the Boards of Otologics LLC and the University of Minnesota Foundation. He served as Chairman or President and Chief Executive Officer of Medtronic, Inc. from 1976 to 1986.

     Bruce J Barclay (Class I) joined the Company as its President and Chief Operating Officer in December 2003 and became a director of the Company in July 2004. Prior to joining SurModics, he served as President and Chief Executive Officer of Vascular Architects, Inc., from 2000 to 2003. Prior to Vascular Architects, he served at Guidant Corporation, most recently as an officer and Senior Vice President from 1998 to 2000. Mr. Barclay also has considerable experience in the pharmaceutical area serving in several positions at Eli Lilly and Company. Mr. Barclay also serves on the Board of Directors of Cardiac Science, Inc. Mr. Barclay received a B.S. in chemistry and a B.A. in biology from Purdue University in 1980 and a J.D. from the Indiana University School of Law in 1984. He is also a registered patent attorney.

     John W. Benson (Class II) has been a director since May 22, 2003. Benson retired from 3M Company in February 2003 where he served in various capacities for 35 years. Prior to his retirement, he served as Executive Vice President, Health Care Markets. Mr. Benson currently serves on the Board of Regents at St. Olaf College.

     Jose H. Bedoya (Class I) has been a director of the Company since 2002. Mr. Bedoya is President of Otologics LLC, a Colorado-based technology company he founded in 1996 to develop implantable devices to assist the severely hearing-impaired. From 1986 to 1996, Mr. Bedoya held a number of positions at Storz Instrument Company, then a division of American Cyanamid and later a division of American Home Products, including Director of Operations, Director of Research and Director of Commercial Development. Prior to that, he served as Vice President of Research and Development for Bausch & Lomb’s surgical division.

     Gerald B. Fischer (Class II) has been a director of the Company since 2002. He is President and Chief Executive Officer of the University of Minnesota Foundation, a position he has held since 1990. From 1985 to 1989, Mr. Fischer was with First Bank System, now U.S. Bancorp, serving as Executive Vice President, Chief Financial Officer and Treasurer. Previous to that he spent 18 years in various finance positions at Ford Motor Company and its affiliates.

     Kenneth H. Keller, Ph.D. (Class III) has been a director of the Company since 1997. He has served as Professor of Science and Technology Policy in the Hubert H. Humphrey Institute of Public Affairs at the University of Minnesota since 1996. Dr. Keller joined the Chemical Engineering and Materials Science faculty of the University of Minnesota in 1964, and through the years assumed increasing administrative responsibilities, including serving as the President of the University from 1985 to 1988. Dr. Keller was a Senior Fellow at the Council on Foreign Relations from 1989 to 1997.

     David A. Koch (Class III) has been a director of the Company since 1988. He has served as the Chairman Emeritus of Graco Inc. since May 2001, Chairman from 1985 to 2001, as its Chief Executive Officer from 1985 to 1996 and as its President and Chief Executive Officer from 1962 to 1985. He has served as Chairman of SoftPac Industries Inc. since 2000.

     Kendrick B. Melrose (Class II) has been a director of the Company since 1988. He has served as Chairman of the Board and Chief Executive Officer of The Toro Company since 1987, as its Chief Executive Officer from 1983 to 1987 and as its President from 1981 to 1983. Mr. Melrose is also a director of Donaldson Company, Inc.

     John A. Meslow (Class I) has been a director of the Company since 2000. He served as Senior Vice President and President — Neurological Business of Medtronic, Inc. from 1985 until his retirement in 2000.

CORPORATE GOVERNANCE

     The Company’s business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Certain corporate governance practices that the Company follows are summarized below.

Code of Ethics and Business Conduct

     We have adopted the SurModics Code of Ethics and Business Conduct (the “Code of Conduct”), a code of conduct that applies to our directors, officers and employees. The Code of Conduct is publicly available on our website at www.surmodics.com. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K.

Majority of Independent Directors; Committees of Independent Directors

     Our Board of Directors has determined that Messrs. Benson, Bedoya, Fischer, Keller, Koch and Meslow, constituting a majority the Board of Directors, are independent directors in accordance with rules of the NASD since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Messrs. Olseth and Barclay are precluded from being considered independent by NASD rules since they currently serve as executive officers of the Company. Mr. Melrose is also precluded from being considered independent by NASD rules since he serves as an executive officer of an entity at which one of the Company’s executive officers served as a member of the compensation committee within the past three years.

     Each member of the Company’s Audit Committee, Organization and Compensation Committee and Nominating Committee has been determined, in the opinion of the Board of Directors, to be independent in accordance with NASD rules.

Committee and Board Meetings

     The Company’s Board of Directors has three standing committees — the Audit Committee, the Organization and Compensation Committee and the Nominating Committee. During fiscal 2004, the Board of Directors held 7 formal meetings and the standing committees had the number of formal meeting noted below. Each incumbent director attended 75% or more of the total number of meetings of the Board and of Committee(s) of which he was a member in fiscal year 2004.

Audit Committee

     The Audit Committee is responsible for reviewing the Company’s internal control procedures and the quarterly and annual financial statements of the Company, and reviewing with the Company’s independent public accountants the results of the annual audit. The Audit Committee held four formal meetings during fiscal 2004. Attached as Appendix A is the revised Audit Committee Charter as approved by the Audit Committee on October 25, 2004.

Organization and Compensation Committee

     The Organization and Compensation Committee recommends to the Board of Directors from time to time the salaries and incentive compensation to be paid to executive officers, key employees and directors of the Company and organizational planning and changes at the executive level. The Organization and Compensation Committee held four formal meetings during fiscal 2004.

Nominating Committee; Procedures and Policy

     The Nominating Committee is responsible for evaluating and nominating or recommending candidates for the Company’s Board of Directors. Attached as Appendix B is the Nominating Committee Charter as approved by the Nominating Committee. The Nominating Committee held two formal meetings during fiscal year 2004. The Nominating Committee’s nominating policy provides for the consideration of candidates recommended by shareholders, directors, third parties, search firms and others. In evaluating director nominees, the Nominating Committee considers the following factors and qualifications:

•	the appropriate size and the diversity of the Company’s Board of Directors;

•	the needs of the Board with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees, including experience in the industry in which the Company operates, business, finance, management or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	familiarity with domestic and international business matters;

•	age and legal and regulatory requirements;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

     The Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation.

     A shareholder who wishes to recommend one or more directors must provide a written recommendation to the Secretary of the Company at the address below. Notice of a recommendation must include:

     with respect to the shareholder:

•	name, address, the class and number of shares such shareholder owns;

     with respect to the nominee:

•	name, age, business address, residence address,

•	current principal occupation,

•	five year employment history with employer names and a description of the employer’s business,

•	the number of shares beneficially owned by the nominee,

•	whether such nominee can read and understand basic financial statements, and

•	Board membership, if any.

     The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. The Company may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee. Such recommendation must be submitted to the Secretary of the Company no later than 120 days prior to the mailing of the proxy statement for the next Annual Meeting of Shareholders.

     The Nominating Committee believes that candidates for directors should have certain minimum qualifications, including being able to read and understand basic financial statements, having familiarity with the Company’s business and industry, having high moral character and mature judgment, being able to work collegially with others, and not currently serving on more than four Boards of public companies. The Nominating Committee may modify these minimum qualifications from time to time.

Procedures for Shareholder Communications to Directors

     Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

Corporate Secretary
Attention: Board of Directors
SurModics, Inc.
9924 West 74th Street
Eden Prairie, MN 55344-3523

Director Attendance Policy

     Directors’ attendance at our annual meetings of shareholders can provide our shareholders with an opportunity to communicate with directors about issues affecting the Company. Accordingly, all directors are expected and encouraged to attend annual meetings of shareholders. All of the Company’s directors attended the last annual meeting of shareholders, which was held in January 2004.

Directors Fees

     Directors are not currently paid fees for attending Board or Committee meetings. Non-employee directors are generally compensated with nonqualified stock options as recommended by the Organization and Compensation Committee and determined by the Board of Directors from time to time. The non-employee directors currently hold nonqualified stock options to purchase an aggregate of 221,000 shares of Common Stock. All such options have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and expire ten years after the date of grant. Such options are exercisable as to 20% commencing on the date of grant and become exercisable for an additional 20% on each of the next four anniversaries of the date of grant. In addition, all directors are reimbursed for their travel-related expenses incurred in attending meetings of the Board of Directors.

     The Board’s Organization and Compensation Committee has recommended to the Board of Directors certain changes in compensation for its non-employee directors. The Committee has recommended that, beginning for calendar year 2005, each director who is not an employee of the Company will receive $10,000 as an annual retainer and $1,000 for each Board meeting attended. Further, each committee member will receive $500 for each committee meeting attended and each committee chair will receive $2,000 as an annual retainer fee. Such fees may be paid in cash or Company stock options granted under the 2003 Equity Incentive Plan in amounts to be established. In addition, each non-employee director will be granted an option under the 2003 Equity Incentive Plan to purchase 10,000 shares of Company’s Common Stock upon his or her first election to the Board of Directors, and each non-employee director will be granted annually an option under such Plan to purchase 5,000 shares of Company Common Stock. The Company expects that the Board of Directors will adopt the above recommendations in connection with the Board meeting to be held on the day of the 2005 Annual Meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Organization and Compensation Committee Report on Executive Compensation

     Compensation Committee Interlocks and Insider Participation

     The Organization and Compensation Committee (“Committee”) of the Board of Directors of the Company is currently composed of five of the Company’s outside directors. None of the members of the Committee is an employee or executive officer of the Company. Dale R. Olseth, the Company’s Chief Executive Officer, served until March 2003 as a member of the compensation committee of The Toro Company. Kendrick B. Melrose, who was a member of the Company’s Organization and Compensation Committee until May 2003, serves as the Chief Executive Officer of The Toro Company.

     Compensation Philosophy

     The Committee’s executive compensation policies are designed to enhance the financial performance of the Company, and thus shareholder value, by aligning the financial interests of executive officers and employees with those of shareholders. The executive compensation program is viewed in total considering all of the component parts: base salary, annual performance incentives, benefits and long-term incentive opportunities in the form of stock options, restricted stock grants and stock ownership. The Committee’s position is that stock ownership by executive officers and employees is beneficial in aligning management’s and shareholders’ interests in the enhancement of shareholder value.

     Base Salary

     Base salaries for executive officers of the Company are reviewed by the Committee. The Committee assesses the executive officer’s level of responsibility, experience, individual performance, and accountabilities relative to other Company executive officers and external market practices. The Company’s annual base salaries for its executive officers are generally conservative when compared to base salaries offered by comparable companies. However, the Committee believes that executive officers’ base salaries, when combined with incentive plans based on the Company’s financial performance, are generally competitive with compensation levels at comparable companies. The Company’s pay-for-performance philosophy places a substantial portion of executive officers’ total compensation “at risk” while providing compensation opportunities which are comparable to the market levels.

     Incentives

     The Company may grant some executive officers long-term awards, including performance awards, stock options, and restricted stock. The purposes of the awards are to:

     (i) focus executives on the achievement of performance objectives that enhance shareholder value;

     (ii) emphasize the importance of balancing present business needs and long-term goals critical to the future success of the Company; and

     (iii) attract and retain executive officers of superior ability.

     Annual Incentive Plan. The Company has annually established a cash bonus plan that enables the Company’s employees, including its executive officers, to earn a bonus, calculated as a percentage of their annual base salary, based on the achievement of certain financial goals by the Company. The actual percentage award for all employees is determined based on the achievement of certain revenue and operating income goals for the fiscal year, and at times the particular year’s plan has contained higher threshold financial goals for executive officers. The Company did not meet the threshold financial goals set forth for officers in the bonus plan for FY 2004. Accordingly, no executive officers received any bonus under such plan for FY 2004.

     2003 Equity Incentive Plan. Under the Company’s current 2003 Equity Incentive Plan, 600,000 shares of Common Stock were reserved for issuance to executive officers, directors, consultants and employees. On November 15, 2004, the Board of Directors amended the plan, subject to shareholder approval thereof, to increase the shares reserved under the Plan from 600,000 to 2,400,000 shares. Shareholders will take action with respect to the amendment at the Annual Meeting. Options granted under the plan may be either “incentive” stock options within the meaning of Section 422 of the Internal Revenue Code or “nonqualified” stock options that do not qualify for special tax treatment under Section 422 of the Internal Revenue Code. The options are granted at 100% of the fair market value of the Common Stock on the date of grant. Options typically expire seven to ten years from the date of grant or upon termination of employment, and are exercisable at a rate of 20% per year from the date of grant or 20% per year commencing one year after the date of grant. The 2003 Plan also allows the grant of stock awards, with or without forfeiture restrictions.

     Shareholders approved the 2003 Equity Incentive Plan at the 2003 Annual Meeting of Shareholders. Following the approval of the 2003 Plan, no further options or stock awards will be granted from the 1997 Incentive Stock Option Plan, the Nonqualified Stock Option Plan, or the Restricted Stock Plan described below.

     1997 Incentive Stock Option Plan. Under the Company’s 1997 Incentive Stock Option Plan, 1.2 million shares of Common Stock were reserved for issuance to executive officers and employees. The 1997 Plan requires that the option price per share must be at least 100% of the fair market value of the Common Stock on the date of the option grant. Options typically expire seven years from the date of grant or upon termination of employment, and are exercisable at a rate of 20% per year commencing one year after the date of grant. There are approximately 550,743 shares of Common Stock to be issued upon the exercise of outstanding options, but no further options will be granted from the 1997 Incentive Stock Option Plan.

     Nonqualified Stock Option Plan. Under the Company’s Nonqualified Stock Option Plan, 1,944,480 shares of Common Stock were reserved for issuance to outside directors, executive officers and employees. The options are granted at 100% of the fair market value. Options expire seven to ten years from the date of grant, and are exercisable at a rate of 20% per year from the date of grant or 20% per year commencing two years after the date of grant. There are approximately 163,400 shares of Common Stock to be issued upon the exercise of outstanding options, but no further options will be granted from the Nonqualified Stock Option Plan.

     Restricted Stock Plan. Under the Company’s Restricted Stock Plan, 200,000 shares of Common Stock were reserved for issuance to executive officers and key employees. Under the Restricted Stock Plan, grants of restricted stock vest in full five years from the date of grant. No further stock awards will be granted from the Restricted Stock Plan.

     General

     The Company provides medical and insurance benefits to its executive officers which are generally available to all Company employees. The Company also maintains a 401(k) savings plan in which all qualified employees, including the executive officers, may participate. The Company provides matching contributions to the savings plan for all participating employees, allowing such employees to earn up to an additional 3% of their annual base salary. In addition, the Company maintains a Stock Purchase Plan that permits qualified employees, including executive officers, to purchase stock of the Company at favorable prices. The amount of perquisites allowed to executive officers, as determined in accordance with rules of the Securities and Exchange Commission, did not exceed 10% of salary in fiscal 2004.

     Chief Executive Officer Compensation

     Dale R. Olseth served as the Company’s Chief Executive Officer in fiscal 2004. His annual base salary and eligibility for annual incentives, set forth in the following tables, were determined in accordance with the policies described above as applicable to all executive officers.

     Other

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly-held corporation to $1 million per executive. In fiscal 2004, the Company did not pay “compensation” within the meaning of Section 162(m) to any of such executive officers in excess of $1 million and does not believe it will do so in the near future. Therefore, the Company does not have a policy at this time regarding qualifying compensation paid to its executive officers for deductibility under Section 162(m), but will formulate such a policy if compensation levels for any executive ever approach $1 million.

Members of the Committee:
John A. Meslow, Chairman
Jose H. Bedoya
John W. Benson
Kenneth H. Keller, Ph.D.
David A. Koch

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid during each of the Company’s last three fiscal years to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company (the “Named Executive Officers”) who received total salary and bonus compensation in excess of $100,000 for fiscal 2004.

Summary Compensation Table

	Annual Compensation			Long Term Compensation
				Restricted	Securities
Name and Principal	Fiscal	Salary	Bonus	Stock Award(s)	Underlying Options	All Other
Position	Year	($)	($)(1)	($) (2)	(# of shares)	Compensation (3)
Dale R. Olseth,	2004	$192,612	$0	$0	25,000	$3,954
Chairman and Chief Executive Officer	2003	$182,539	$57,600	$0	20,000	$3,618
	2002	$171,661	$37,794	$0	0	$3,681

Bruce J Barclay,	2004	$189,301	$0	$315,000	50,000	$149,643
President and Chief Operating Officer	2003	$0	$0	$0	0	$0
	2002	$0	$0	$0	0	$0

Philip D. Ankeny,	2004	$149,004	$0	$0	15,000	$4,470
Chief Financial Officer and Vice	2003	$54,940	$17,439	$0	10,000	$980
President, Business Development	2002	$0	$0	$0	0	$0

Steven J. Keough,	2004	$139,389	$0	$106,800	35,000	$0
Vice President and Chief	2003	$0	$0	$0	0	$0
Intellectual Property Counsel	2002	$0	$0	$0	0	$0

Lise W. Duran, Ph.D.,	2004	$121,659	$0	$0	5,000	$3,650
Vice President and General Manager,	2003	$114,671	$36,342	$0	8,000	$3,440
Regenerative Technologies	2002	$111,669	$24,510	$0	0	$3,307

(1)	Represents amounts earned in 2003 and 2002 under a bonus plan for the Company’s officers enabling them to receive a payout of up to 32% of their base salary. The amount of the bonus is determined based on the achievement of certain revenue and profit goals for the year. The Company did not achieve the goals set for officer for the 2004 plan, and therefore no officer received a bonus in 2004 under the plan.

(2)	Represents the dollar value of the restricted stock award calculated by multiplying the number of shares awarded by the closing market price on the date of the grant. Mr. Barclay’s award was for 15,000 shares and will cliff vest five years after the date of grant. Mr. Keough’s award was for 5,000 shares and will cliff vest five years after the date of grant. The holder of a restricted stock award is entitled to receive all dividends attributable to the shares.

(3)	Represents contributions made by the Company under its 401(k) plan. Mr. Barclay’s 2004 All Other Compensation included a one-time $90,000 relocation payment and a $56,250 payment related to his acceptance of employment.

Option/SAR Grants During 2004 Fiscal Year

     The following table sets forth information regarding stock options granted to Named Executive Officers during the fiscal year ended September 30, 2004. The Company has not granted stock appreciation rights.

					Potential Realizable
	Number of				Value At Assumed
	Securities	% of Total			Annual Rates Of Stock
	Underlying	Options/SARs			Price Appreciation
	Options/SARs Granted	Granted to Employees in	Exercise or Base Price	Expiration	For Option Term
Name	(#) (1)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
Dale R. Olseth	25,000	8.2%	$21.36	1/26/11	$217,500	$506,750
Bruce J Barclay	50,000	16.5%	$21.00	12/1/10	$427,500	$996,000
Philip D. Ankeny	15,000	4.9%	$21.36	1/26/11	$130,500	$304,050
Steven J. Keough	35,000	11.5%	$21.36	1/26/11	$304,500	$709,450
Lise W. Duran, Ph.D.	5,000	1.6%	$21.36	1/26/11	$43,500	$101,350

(1)	Such options vest annually as to 20% of the total number of shares commencing one year after the date of grant.

Aggregated Option/SAR Exercises during 2004 Fiscal Year and Fiscal Year End Option/SAR Values

     The following table provides information related to the exercise of stock options during fiscal 2004 by the Named Executive Officers and the number and value of options held at fiscal year end by such persons:

			Number of Unexercised
			Securities Underlying		Value of Unexercised In-the-
	Shares Acquired	Value	Options at 9/30/04		Money Options at 9/30/04(1)
Name	on Exercise	Realized(2)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dale R. Olseth	NA	NA	60,300	48,960	$868,125	$59,750
Bruce J Barclay	NA	NA	0	50,000	$0	$137,500
Philip D. Ankeny	NA	NA	2,000	23,000	$0	$35,850
Steven J. Keough	NA	NA	0	35,000	$0	$83,650
Lise W. Duran, Ph.D.	5,000	$99,975	28,944	16,056	$251,000	$11,950

(1)	Value of exercisable/unexercisable in-the-money options is equal to the difference between the market price of the Common Stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing sale price as of September 30, 2004 on the Nasdaq National Market was $23.75.

(2)	Value is equal to the difference between the closing price as quoted on the Nasdaq National Market on the date of exercise and the option exercise price per share multiplied by the number of shares to which the exercise relates.

Equity Compensation Plan Information

     The following table provides information related to the Company’s equity compensation plans in effect as of September 30, 2004.

	(a)	(b)	(c)
	Number of securities to	Weighted-average	Number of securities remaining
	be issued upon exercise	exercise price of	available for future issuance under
	of outstanding options,	outstanding options,	equity compensation plans (excluding
Plan category	warrants and rights	warrants and rights	securities reflected in column (a))
Equity compensation plans approved by shareholders	984,163 (1)	$22.36 (1)	270,920 (2)

Equity compensation plans not approved by shareholders	163,400	$6.63	0

TOTAL	1,147,563	$20.12	270,920

(1)	Excludes shares that may be issued under the Company’s 1999 Employee Stock Purchase Plan.

(2)	Includes 141,580 shares available for future issuance under the 2003 Equity Incentive Plan and 129,340 shares available under the 1999 Employee Stock Purchase Plan.

     Nonqualified Stock Option Plan. The Nonqualified Stock Option Plan was adopted by the Board of Directors prior to the Company’s initial public offering in March 1998 and it was not approved by shareholders. Under the Company’s Nonqualified Stock Option Plan, 1,944,480 shares of Common Stock were reserved for issuance to outside directors, executive officers and employees. The options were granted at 100% of the fair market value. Options expire seven to ten years from the date of grant, and are exercisable at a rate of 20% per year from the date of grant or 20% per year commencing one year after the date of grant. There are approximately 163,400 shares of Common Stock to be issued upon the exercise of outstanding options, but no further options will be granted from the Nonqualified Stock Option Plan.

     Restricted Stock Plan. The Restricted Stock Plan was adopted by the Board of Directors prior to the Company’s initial public offering in March 1998, and it has not been approved by shareholders. Under the Company’s Restricted Stock Plan, 200,000 shares of Common Stock were reserved for issuance to executive officers and key employees. Under the Restricted Stock Plan, grants of restricted stock vest in full five years from the date of grant. No further stock awards will be granted from the Restricted Stock Plan.

Stock Performance Chart

     The following chart compares the cumulative total shareholder return on the Company’s Common Stock with the cumulative total return on the Nasdaq Stock Market and the Nasdaq Medical Industry Index (Medical Devices, Instruments and Supplies). The comparison assumes $100 was invested on September 30, 1999 and assumes reinvestment of dividends.

Comparison of Cumulative Total Return Among SurModics,
the Nasdaq Stock Market (U.S.) and the Nasdaq Medical Industry Index
(Medical Devices, Instruments and Supplies)

APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES RESERVED

UNDER THE COMPANY’S 2003 EQUITY INCENTIVE PLAN
(Proposal #3)

     On November 15, 2004, the Board of Directors amended, subject to shareholder approval, the Company’s 2003 Equity Incentive Plan (the “Plan”) to increase the shares reserved under the Plan by 1,800,000 shares (the “Amendment”). As of December 10, 2004, the Company has issued under the Plan restricted stock awards for a total of 82,000 shares and has outstanding incentive and nonqualified options granted under the Plan for the purchase of an aggregate of 456,600 shares of the Company’s Common Stock with an average exercise price of $28.09 per share and exercise prices ranging from $21.00 to $35.61 per share. No options granted under the Plan have been exercised as of December 10, 2004. The increase of shares under the Plan is necessary to provide sufficient shares for future options and stock awards. The Board believes that granting fair-priced stock options and stock awards to employees, officers, consultants and directors is an effective means to promote the future growth and development of the Company. Such options and awards, among other things, increase these individuals’ proprietary interest in the Company’s success and enables the Company to attract and retain qualified personnel. The Board therefore recommends that all shareholders vote in favor of increasing the number of shares reserved under the Plan from 600,000 to 2,400,000 shares.

Summary of 2003 Equity Incentive Plan

     A general description of the material features of the Plan follows, but this description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon request to Philip D. Ankeny, the Company’s Chief Financial Officer.

     General. Shareholders approved the 2003 Equity Incentive Plan at the 2003 Annual Meeting of Shareholders. Under the Plan, the Board, the Organization and Compensation Committee or, as noted below for certain Awards, a committee of directors authorized by the Board (collectively the “Grantor”) may award nonqualified or incentive stock options and stock awards, with or without forfeiture restrictions, (collectively referred to as an “Award” or “Awards”) to those officers, directors, consultants and employees (the “Participants”) of the Company (including its subsidiaries and affiliates) whose performance, in the judgment of the Grantor, can have a significant effect on the success of the Company. The Board has authorized a committee consisting of Dale R. Olseth and Bruce J Barclay to grant Awards from time to time under the Plan to persons who are not directors or executive officers after review and consultation with the Chairman of the Organization and Compensation Committee. The actual number of individuals who will receive Awards under the Plan cannot be determined in advance because of the discretion in selecting Participants.

     Shares Available. When the Plan was adopted in 2003, 600,000 shares of the Company’s Common Stock were reserved for grants of Awards to Participants under the Plan. If the amendment to increase the number of shares reserved under the Plan is approved by the shareholders, the total cumulative number of shares of the Company’s Common Stock reserved for grants of Awards under the Plan will be Two Million Four Hundred Thousand (2,400,000) shares. If any Awards granted under the Plan expire or terminate prior to exercise or otherwise lapse, the shares subject to such portion of the Award are available for subsequent grants of Awards.

     The total number of shares and the exercise price per share of Common Stock that may be issued pursuant to outstanding Awards are subject to adjustment by the Board of Directors upon the occurrence of stock dividends, stock splits or other recapitalizations, or because of mergers, consolidations, reorganizations or similar transactions in which the Company receives no consideration. The Board may also provide for the protection of Participants in the event of a merger, liquidation, reorganization, divestiture (including a spin-off) or similar transaction.

     Administration and Types of Awards. The Plan may be administered by the Board or by a committee of the Board of Directors (hereinafter referred to as the “Administrator”). Any committee appointed by the Board to administer the Plan with respect to Awards to directors or executive officers shall consist of at least two “non-employee” directors (as defined in Rule 16b-3, or any successor provision, of the General Rules and Regulations under the Securities Exchange Act of 1934). The Administrator has broad powers to administer and interpret the Plan, including the authority: (i) to establish rules for the administration of the Plan; (ii) to select the Participants in the Plan; (iii) to determine the types of Awards to be granted and the number of shares covered by such Awards; and (iv) to set the terms and conditions of such Awards. All determinations and interpretations of the Administrator are binding on all interested parties.

     Options. Options granted under the Plan may be either “incentive” stock options within the meaning of Section 422 of the Internal Revenue Code (“I.R.C.”) or “nonqualified” stock options that do not qualify for special tax treatment under Section 422 or similar provisions of the I.R.C. No incentive stock option may be granted with a per share exercise price less than the fair market value of a share of the underlying Common Stock on the date the incentive stock option is granted. Unless otherwise determined by the Grantor, the per share exercise price for nonqualified stock options granted under the Plan also will not be less than the fair market value of a share of the Company’s Common Stock on the date the nonqualified stock option is granted. The closing sale price of the Company’s Common Stock was $30.22 on December 10, 2004.

     The period during which an option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise is set by the Grantor. An incentive stock option may not be exercisable more than ten (10) years from the date of grant. Participants generally must pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock’s then “fair market value” as defined in the Plan. Each incentive option granted under the Plan is nontransferable during the lifetime of the Participant. A nonqualified stock option may, if permitted by the Grantor, be transferred to certain family members, family limited partnerships and family trusts.

     The Grantor may, in its discretion, modify or impose additional restrictions on the term or exercisability of an option. The Grantor may also determine the effect that a Participant’s termination of employment with the Company or a subsidiary may have on the exercisability of such option. The grants of stock options under the Plan are subject to the Grantor’s discretion. Consequently, future grants to eligible Participants cannot be determined at this time.

     Stock Awards. The Plan also authorizes the grant of awards of stock, with or without forfeiture restrictions. Each stock award granted under the Plan shall be for a number of shares as determined by the Grantor, and the Grantor, in its discretion, may also establish continued employment, vesting or other conditions that must be satisfied for the restrictions, if any, on the transferability of the shares and the risks of forfeiture, if any, to lapse. Because future grants of stock awards are subject to the discretion of the Grantor, future awards to eligible Participants cannot be determined at this time.

     Amendment. The Board of Directors may terminate or amend the Plan, except that the terms of Award agreements then outstanding may not be adversely affected without the consent of the Participant. The Board of Directors may not amend the Plan to materially increase the total number of shares of Common Stock available for issuance under the Plan, materially increase the benefits accruing to any individual or materially modify the requirements for eligibility to participate in the Plan without the approval of the Company’s shareholders if such approval is required to comply with the I.R.C. or other applicable laws or regulations.

Federal Income Tax Matters

     Options. “Incentive” stock options granted pursuant to the Plan are intended to qualify for favorable tax treatment to the Participant under Code Section 422. Under Code Section 422, a Participant realizes no taxable income when the incentive stock option is granted. If the Participant has been an employee of the Company or any subsidiary at all times from the date of grant until three months before the date of exercise, the Participant will realize no taxable income when the option is exercised. If the Participant does not dispose of shares acquired upon exercise for a period of two years from the granting of the incentive stock option and one year after receipt of the shares, the Participant may sell the shares and report any gain as capital gain. The Company will not be entitled to a tax deduction in connection with either the grant or exercise of an incentive stock option, but may be required to comply with applicable withholding requirements. If the Participant should dispose of the shares prior to the expiration of the two-year or one-year periods described above, the Participant will be deemed to have received compensation taxable as ordinary income in the year of the early sale in an amount equal to the lesser of (i) the difference between the fair market value of the Company’s Common Stock on the date of exercise and the option price of the shares, or (ii) the difference between the sale price of the shares and the option price of shares. In the event of such an early sale, the Company will be entitled to a tax deduction equal to the amount recognized by the Participant as ordinary income. The foregoing discussion ignores the impact of the alternative minimum tax, which may particularly be applicable to the year in which an incentive stock option is exercised.

     “Nonqualified” stock options granted under the Plan are not intended to and do not qualify for favorable tax treatment available to “incentive” stock options under I.R.C. Section 422. Generally, no income is taxable to the Participant (and the Company is not entitled to any deduction) upon the grant of a nonqualified stock option. When a nonqualified stock option is exercised, the Participant generally must recognize compensation taxable as ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company normally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary income and must comply with applicable tax withholding requirements.

     Stock Awards. Generally, no income is taxable to the Participant in the year a restricted stock award is granted. Instead, the Participant will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the transfer restrictions lapse. Alternatively, if the Participant makes a “Section 83(b)” election, the Participant will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date the restricted stock award is granted. Generally, in the case of stock awards granted without any risk of forfeiture or transferability restrictions, income equal to the fair market value of the shares on the date the award is granted is taxable to the Participant in the year such stock award is granted. The Company normally will receive a deduction equal to the amount of compensation the Participant is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Plan Benefits

     The table below shows the total number of shares of Awards that have been granted under the Plan as of December 17, 2004 to the named executive officers and the groups set forth, without taking into account exercises or cancellations, and also shows Awards that are anticipated to be granted to the executive officers on or about the date of the 2005 Annual Meeting. Future grants of Awards under the Plan are subject to the discretion of the Grantor.

Accordingly, the future benefits that may be received by these individuals and groups under the Plan cannot be determined at this time.

		Total Number of
	Total Number of	Restricted Stock
Name and Position/Group	Options Received	Awards Received
Dale R. Olseth
Chairman and Executive Officer	95,000[1]	0
Philip D. Ankeny
Chief Financial Officer	85,000[2]	10,000
Bruce J. Barclay
President and Chief Operating Officer	125,000[3]	40,000
Lise W. Duran
Vice President and General Manager,
Regenerative Technologies	38,000[4]	0
Steve J. Keough
Vice President and Chief
Intellectual Property Counsel	88,000[5]	10,000
All Current Executive Officers as a Group
(11 persons)	662,500[6]	77,000
All Current Directors who are not Executive
Officers as a Group (7 persons)	75,000	0
Each other person who received or is to
receive 5% of such Awards	0	0
All Employees who are not Executive
Officers as a Group	125,450	5,000

1 Includes 50,000 shares to be granted under the 2003 Equity Incentive Plan subject to Board approval. The Organization and Compensation Committee has recommended that Mr. Olseth be granted an option to purchase 50,000 shares of the Company Common Stock and anticipates that the Board will approve such recommendation in connection with the Board meeting to be held on the day of the Annual Meeting.

2 Includes 60,000 shares to be granted under the 2003 Equity Incentive Plan subject to Board approval. The Organization and Compensation Committee has recommended that Mr. Ankeny be granted an option to purchase 60,000 shares of the Company Common Stock and anticipate that the Board will approve such recommendation in connection with the Board meeting to be held on the day of the Annual Meeting.

3 Includes 75,000 shares to be granted under the 2003 Equity Incentive Plan subject to Board approval. The Organization and Compensation Committee has recommended that Mr. Barclay be granted an option to purchase 75,000 shares of the Company Common Stock and anticipates that the Board will approve such recommendation in connection with the Board meeting to be held on the day of the Annual Meeting.

4 Includes 25,000 shares to be granted under the 2003 Equity Incentive Plan subject to Board approval. The Organization and Compensation Committee has recommended that Dr. Duran be granted an option to purchase 25,000 shares of the Company Common Stock and anticipate that the Board will approve such recommendation in connection with the Board meeting to be held on the day of the Annual Meeting.

5 Includes 53,000 shares to be granted under the 2003 Equity Incentive Plan subject to Board approval. The Organization and Compensation Committee has recommended that Mr. Keough be granted an option to purchase 53,000 shares of the Company Common Stock and anticipates that the Board will approve such recommendation in connection with the Board meeting to be held on the day of the Annual Meeting.

6 Include 403,000 shares to be granted under the 2003 Equity Incentive Plan to be approved in connection with the Board meeting to be held on the day of the Annual Meeting.

Vote Required

     The Board of Directors recommends that the shareholders approve the 1,800,000-share increase in the number of shares reserved under the Plan. Under applicable Minnesota law, approval of the increase requires the affirmative vote of the holders of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter, but not less than the affirmative vote of 4,401,450 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who own more than 10 percent of the Company’s Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders (“Insiders”) are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended September 30, 2004, all Section 16(a) filing requirements applicable to Insiders were complied with, except that Mr. Barclay filed one Form 4 reporting two transactions one day late due to a filing delay by issuer’s counsel, and Mr. Keough filed one Form 4 reporting two transactions two days late.

AUDIT COMMITTEE REPORT

     The Board of Directors maintains an Audit Committee comprised of three of the Company’s outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD rules.

     In accordance with the written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)	reviewed and discussed the audited financial statements with management;

(2)	discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(3)	reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:
Gerald B. Fischer, Chairman
Kenneth H. Keller, Ph.D.
David A. Koch

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Deloitte & Touche LLP has acted as the Company’s independent auditors for the past two fiscal years ended September 30, 2003 and September 30, 2004, and it is expected that at an Audit Committee meeting to be held prior to the Annual Meeting, such firm will be formally selected by the Audit Committee to serve as the Company’s independent auditors for the current fiscal year ending September 30, 2005. Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from the Company’s shareholders.

     Audit Fees. The aggregate fees billed by Deloitte & Touche LLP for professional services rendered in connection with the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Forms 10-Q for fiscal years 2004 an 2003 were $110,914 and $87,000, respectively.

     Audit-Related fees. The aggregate fees billed by Deloitte & Touche LLP for audit-related services rendered to the Company during fiscal 2004 and 2003 were $8,750 and $8,645, respectively. The fees in both years were associated with the audit of the financial statements of the SurModics, Inc. 401(k) Plan and Trust.

     Tax Fees. The aggregate fees billed by Deloitte & Touche LLP for tax-related services (tax compliance, tax planning, and tax advice) in fiscal 2004 and 2003 were $104,100 and $95,599, respectively.

     All Other Fees. Deloitte & Touche LLP did not bill any other fees in fiscal 2004 or fiscal 2003.

     The Company’s Audit Committee pre-approved all of the services described in each of the items above. In addition the Audit Committee considered whether provision of the above non-audit services was compatible with maintaining Deloitte & Touche LLP’s independence and determined that such services did not adversely affect Deloitte & Touche LLP’s independence. However, the Audit Committee approved the appointment of PricewaterhouseCoopers LLC to provide tax-related services in fiscal 2005 to avoid any questions of independence in the future.

Pre-Approval Policies and Procedures

     Pursuant to its written charter, the Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditors in order to assure that the provision of such services does not impair the auditor’s independence. A pre-approval policy was approved by the Audit Committee on October 25, 2004. Unless a particular service has received general pre-approval by the Audit Committee, each service provided must be specifically pre-approved. Any proposed services exceeding pre-approved costs levels will require specific pre-approval by the Audit Committee or the Chairman of the Audit Committee. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee, who will then report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

OTHER BUSINESS

     Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2006 annual meeting of shareholders must be received by the Company by August 19, 2005, to be considered for inclusion in the Company’s Proxy Statement and related Proxy for the 2006 annual meeting.

     Also, if a shareholder proposal intended to be presented at the 2006 Annual Meeting but not included in the Company’s Proxy Statement and Proxy is received by the Company after October 28, 2005, then management named in the Company’s Proxy for the 2006 Annual Meeting will have discretionary authority to vote shares represented by such Proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy materials.

ANNUAL REPORT

     A copy of the Company’s Annual Report to Shareholders, including its Annual Report on Form 10-K containing financial statements for the fiscal year ended September 30, 2004, accompanies this Notice of Meeting and Proxy Statement. No part of the Annual Report, including any portion of the Annual Report on Form 10-K, is incorporated herein and no part thereof is to be considered proxy soliciting material.

EXHIBITS TO FORM 10-K

     The Company will furnish to each person whose Proxy is being solicited, upon written request of any such person, a copy of any exhibit described in the exhibit list accompanying the Form 10-K, upon the payment, in advance, of reasonable fees related to the Company’s furnishing such exhibit(s). Requests for copies of such report and/or exhibit(s) should be directed to Mr. Philip D. Ankeny, Chief Financial Officer, at the Company’s principal address.

BY ORDER OF THE BOARD OF DIRECTORS

Dale R. Olseth
Chairman and Chief Executive Officer

Dated: December 17, 2004
Eden Prairie, Minnesota

Appendix A

SurModics, Inc.
Audit Committee Charter
Approved December 10, 2002
Amended October 25, 2004

Organization

The Board of Directors of SurModics, Inc. has established an Audit Committee. The Committee shall be comprised of three or more directors who are independent as such standard is set forth by The Nasdaq Stock Market, Inc. (“Nasdaq”) and federal securities laws. Committee members shall serve until the next annual organizational meeting of the Board, or until their successors are duly elected and qualified. The Chair of the Committee shall be elected by the Board. In the absence of the election of a Chair by the Board, the members of the Committee shall elect a Chair by majority vote of the Committee membership. In addition, no member of the Audit Committee shall receive any compensation whatsoever from the Company other than compensation paid to such member as a director of the Company and member of one or more committee of the Company’s Board of Directors.

All Committee members shall have a working familiarity with basic finance and accounting practices and shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement at the time of their appointment to the Committee. At least one member of the Committee shall be an “audit committee financial expert”, as such term is defined in applicable regulations of the Securities and Exchange Commission and Nasdaq.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to shareholders, potential shareholders, and the investment community relating to accounting, reporting practices, and the quality and integrity of the financial reports of the

Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, independent public accountants, internal auditors (if any), outside legal counsel, and financial management of the Company.

Responsibilities

Documents/Reports Review

•	Meet with the independent public accountants and financial management of the Company to review the proposed scope, fees, and procedures to be utilized in the audit of the financial statements for the current fiscal year.

•	At the conclusion of the audit, review the results thereof, including any comments or recommendations of the independent public accountants.

•	Establish regular and separate systems of reporting to the Committee by management, the independent accountants and the internal auditors (if any) regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

•	Review and approve, if appropriate, any major changes in the Company’s auditing and accounting principles that occurred during the period.

•	Inquire about the existence and substance of any significant accounting accruals, reserves, contingencies and estimates made by management that have a material impact on the financial statements and determine the independent public accountants’ opinions regarding the quality of all such items.

•	Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountants or management.

•	Discuss with financial management and the independent public accountants any changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, Securities and Exchange Commission or other regulatory bodies, that are expected to have an impact on the financial statements.

•	Based on the foregoing, indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Review with management and the independent public accountants the Company’s Form 10-Q or Form 10-K prior to the earlier of its filing or the release of earnings. This review may be conducted through a designated representative member of the Committee.

Independent Accountants

•	Appoint, compensate and oversee the Company’s independent auditors.

•	The Company’s independent auditors shall report directly to the Committee. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

•	Review the performance of the independent accountants and discharge the independent accountants when circumstances warrant.

•	Pre-approve all audit services and non-audit services that can be legally performed by the Company’s independent auditors in accordance with any pre-approval policies and procedures by the Committee.

•	Annually ensure the receipt from the independent public accountants of a formal written statement delineating all relationships between the independent public accountants and the Company, as required by Independence Standards Board 1.

•	Periodically consult with the internal auditor (if any) and independent public accountants, without members of management present, regarding the adequacy of internal controls and the fullness and accuracy of the Company’s financial statements.

Other

•	Review and approve all related-party transactions to which the Company may be a party prior to their implementation to assess whether such transactions meet applicable legal requirements.

•	Review with the independent public accountants, internal auditors (if any), and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company. Elicit internal control reports, including any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Monitor management’s response to such reports.

•	Meet, as necessary, with the outside legal counsel to discuss any legal matters that may have a material impact on the financial statements.

•	Consider the adequacy of the financial and accounting staff.

•	Review the following items on a periodic basis:

•	the Company’s risk management program;

•	the Company’s investor relations program;

•	the status of the Company’s information systems hardware, software, processing procedures, and controls regarding accounting, internal accounting controls and auditing;

•	any other area deemed to be significant to the Company’s financial statements (i.e. investments).

•	Review periodically the Company’s code of ethical conduct for senior financial officers and management’s enforcement of the code as it relates to the Company’s financial reporting process and internal control system.

•	Review the adequacy of this charter on at least an annual basis.

•	Establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing. At a minimum, these procedures shall allow employees to submit concerns regarding questionable accounting and auditing matters on a confidential, anonymous basis.

•	Perform any other activities consistent with this Charter, the Company’s Bylaws and governing law, as the Committee or the Board deems necessary or appropriate.

Meetings

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. A majority of members will constitute a quorum and will be able to conduct the business of the Committee. The Committee should meet at least annually with management and the head of the internal audit department (if any) in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. The Committee should meet with the independent accountants and management quarterly to review the Company’s financials consistent with this Charter. Minutes of all meetings shall be recorded and maintained by the Committee and submitted to the Board.

Authority

The Audit Committee shall have the authority as and when it shall determine to be necessary or appropriate to the functions of the Audit Committee, to:

•	Appoint, discharge and authorize compensation of the Company’s independent auditors;

•	At the expense of the Company, to retain and compensate such consultants and advisors, as it determines necessary, to assist it with its functions;

•	To request from the Chief Executive Officer, the Chief Financial Officer and such other members of Company management as the Committee shall deem appropriate advice and information, orally or in writing, concerning the Company’s business operations and financial condition relevant to the functions of the Committee.

Management of the Company is requested to cooperate with the Audit Committee, and to render assistance to the Audit Committee as it shall request in carrying out its functions.

Appendix B

CHARTER FOR THE NOMINATING
COMMITTEE OF THE BOARD OF DIRECTORS
OF
SURMODICS, INC.

I. PURPOSE

     The Nominating Committee shall be responsible for matters relating to the selection of candidates for the Board of Directors of SurModics, Inc. (the “Company”).

II. MEMBERSHIP

     The Nominating Committee shall consist of two or more directors elected by the Board, each of whom shall be independent (as such term is defined by applicable laws and regulations and the Company’s governance policies, if any).

     The Chair of the Nominating Committee shall be elected by the Board or, if not elected by the Board, then by the majority of the members of the Committee.

III. RESPONSIBILITIES

•	Periodically reviewing the composition of the Board and its committees and their respective members’ skills and characteristics, and reporting to the Board regarding suggested changes in size or composition of the Board or any committee and any succession planning for the Board chairperson and other Board members.

•	Meeting as necessary to identify and consider the screening and nomination of Board member candidates, and to select, or to recommend to the Board, nominees to be voted upon at shareholder meetings and/or to fill vacancies.

•	Evaluating the performance of Board members eligible for reelection; and selecting, or recommending to the Board, members for reelection.

IV. AUTHORITY

     The Nominating Committee shall have the authority, as and when it shall determine to be necessary or appropriate to the functions of the Nominating Committee,

•	to retain, at the expense of the Company and not at the expense of the members thereof, counsel (which may be, but need not be, the regular corporate counsel to the Company), employ one or more recruiting firms to assist in the identification and recruitment of director candidates and other advisors to assist it in connection with its functions; and

•	to request from the Chief Executive Officer, the Chief Financial Officer, and such other members of the Company’s management as the Committee shall deem

B-1

appropriate, advice and information, orally or in writing, concerning the Company’s business operations and financial condition relevant to the functions of the Committee.

V. MEETING/MINUTES

     The Nominating Committee will maintain written minutes of its meetings. Such minutes shall be promptly made available to the members of the Board of Directors, and filed with the minutes of the meetings of the Board of Directors.

VI. COOPERATION OF MANAGEMENT

     All members of management of the Company are requested to cooperate with the Nominating Committee, and to render assistance to it as it shall request in carrying out its functions.

B-2

SURMODICS, INC.
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held On
January 31, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints DALE R. OLSETH and PHILIP D. ANKENY, and each of them, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of Common Stock of SurModics, Inc. registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Hotel Sofitel, 5601 West 78th Street, Bloomington, Minnesota, at 4:00 p.m. (Minneapolis time) on January 31, 2005, and at any adjournment thereof, and the undersigned hereby revokes all Proxies previously given with respect to the meeting.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED

SURMODICS, INC. 2005 ANNUAL MEETING
The Board of Directors recommends that you vote FOR each proposal below.

1. Set the number of directors at nine (9).		☐	FOR ☐ AGAINST	☐	ABSTAIN

2. Elect Class III directors:	1 – Dale R. Olseth	☐	FOR all nomi-	☐	WITHHOLD AUTHORITY
	2 – Kenneth H. Keller		nees listed to the left (except as specified below).		to vote for all nominees listed to the left.
3 – David A. Koch
(Instructions: To withhold authority to vote for any indicated nominee, write the name(s) of the nominee(s) in the box provided to the right).		[			]

3. Approve amendment of the Company’s 2003 Equity Incentive Plan to increase the shares available for issuance under the Plan by 1,800,000:		☐	FOR ☐ AGAINST	☐	ABSTAIN

     This Proxy also authorizes the Proxies to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

Check appropriate box.
Indicate changes below:
Address Change? ☐            Name Change? ☐            Date                     NO. OF SHARES

Attending Meeting? ☐	[		]
Signature(s) in Box
PLEASE DATE AND SIGN ABOVE
exactly as name appears at the left indicating, where appropriate, official position or representative capacity. For stock held in joint tenancy, each joint tenant should sign.